Exhibit 99.1

NEWS RELEASE

CONTACT:

CreditRiskMonitor.com, Inc.

Jerry Flum, CEO

(845) 230-3030

info@creditriskmonitor.com

FOR IMMEDIATE RELEASE

CreditRiskMonitor Revenues Up 28%

VALLEY COTTAGE, NY—April 30, 2009—CreditRiskMonitor (Symbol: CRMZ) reported revenues of $1.74 million for the first quarter ended March 31, 2009 compared to $1.37 million for the first quarter of 2008. Cash and marketable securities of $4.28 million at the end of the quarter increased $400,000 from the 2008 year-end balance.

Jerry Flum, CEO, said, “Client retention and satisfaction are stronger than ever, as worries driven by the recession have driven usage of our service to new highs. New business bookings for the first quarter actually grew at a much quicker rate than overall revenue since we take bookings into revenue spread over the term of the subscription. Our operating income for the quarter was negatively impacted by a change in our commission rates on new sales that was implemented at the beginning of the second quarter of 2008, coupled with the Company’s very conservative approach of recognizing the full commission expense when paid.”

CREDITRISKMONITOR.COM, INC.

STATEMENTS OF OPERATIONS

FOR THE 3 MONTHS ENDED MARCH 31, 2009 AND 2008

(UNAUDITED)

	2009	2008

Operating revenues	$1,743,125	$1,365,190

Operating expenses:
Data and product costs	500,442	431,228
Selling, general and administrative expenses	1,234,890	892,246
Depreciation and amortization	23,654	17,539

Total operating expenses	1,758,986	1,341,013

Income (loss) from operations	(15,861)	24,177
Other income	22,548	24,726
Interest expense	—	(7,245)

Income before income taxes	6,687	41,658
Provision for state and local income taxes	1,463	1,890

Net income	$5,224	$39,768

Net income per share of common stock:
Basic	$0.00	$0.01
Diluted	$0.00	$0.00

Weighted average number of common shares outstanding:

Basic	7,894,462	7,694,462
Diluted	7,923,630	8,113,970

CREDITRISKMONITOR.COM, INC.

BALANCE SHEETS

MARCH 31, 2009 AND DECEMBER 31, 2008

	March 31, 2009	Dec. 31, 2008
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$896,270	$912,591
Marketable securities	3,380,110	2,958,996
Accounts receivable, net of allowance	1,121,116	1,146,066
Other current assets	220,271	237,883

Total current assets	5,617,767	5,255,536

Property and equipment, net	196,684	213,142
Goodwill	1,954,460	1,954,460
Prepaid and other assets	44,168	28,109

Total assets	$7,813,079	$7,451,247

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenue	$4,889,939	$4,394,803
Accounts payable	38,513	52,758
Accrued expenses	474,459	610,748

Total current liabilities	5,402,911	5,058,309

Other liabilities	1,956	3,424

Total liabilities	5,404,867	5,061,733

Stockholders’ equity:
Preferred stock, $.01 par value; authorized 5,000,000 shares; none issued	—	—
Common stock, $.01 par value; authorized 25,000,000 shares; issued and outstanding 7,849,462 shares	78,494	78,494
Additional paid-in capital	28,292,742	28,279,268
Accumulated deficit	(25,963,024)	(25,968,248)

Total stockholders’ equity	2,408,212	2,389,514

Total liabilities and stockholders’ equity	$7,813,079	$7,451,247

CreditRiskMonitor (http://www.crmz.com) is an Internet-based publisher of financial information, designed to save time for busy corporate credit professionals that competes with Dun & Bradstreet, Equifax and Experian.

Safe Harbor Statement: Certain statements in this press release, including statements prefaced by the words “anticipates”, “estimates”, “believes”, “expects” or words of similar meaning, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, expectations or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, among others, those risks, uncertainties and factors referenced from time to time as “risk factors” or otherwise in the Company’s Registration Statements or Securities and Exchange Commission Reports.